EXHIBIT 2

--------------------------------------------------------------------------------

                          AGREEMENT AND PLAN OF MERGER
                                 BY AND BETWEEN

                         CAPITAL GROWTH HOLDINGS, LTD.,
                             A DELAWARE CORPORATION

                                       AND

                         CAPITAL GROWTH HOLDINGS, LTD.,
                             A COLORADO CORPORATION


                            Dated as of June 10, 1997



--------------------------------------------------------------------------------

         THIS AGREEMENT AND PLAN OF MERGER dated as of June 10, 1997 (the "Agreement") is made by and between Capital Growth Holdings, Ltd., a Delaware corporation ("CGH Delaware"), and Capital Growth Holdings, Ltd., a Colorado corporation ("CGH Colorado"). CGH Delaware and CGH Colorado are sometimes referred to herein as the "Constituent Corporations."

                                    RECITALS

         A. CGH Delaware is a corporation duly organized and existing under the laws of the State of Delaware with authorized capital stock consisting of (i) 100,000,000 shares of common stock, $.001 par value per share ("Delaware Common Stock"), two (2) shares of which are issued and outstanding as of the date hereof; (ii) 25,000,000 shares of class B common stock, $.001 par value per share ("Delaware Class B Common Stock"), none of which are issued and outstanding as of the date hereof; and (iii) 20,000,000 shares of preferred stock, $.001 par value per share ("Delaware Preferred Stock"), none of which are issued and outstanding as of the date hereof and (A) 4,001,334 of which are designated 5% Cumulative Convertible Series A Preferred Stock ("Delaware Series A Preferred Stock") and (B) 1,080,000 of which are designated 5% Cumulative Convertible Series B Preferred Stock ("Delaware Series B Preferred Stock"); the Delaware Common Stock, Delaware Class B Common Stock, Delaware Series A Preferred Stock and Delaware Series B Preferred Stock are sometimes collectively referred to herein as the "Delaware Capital Stock."

         B. CGH Colorado is a corporation duly organized and existing under the laws of the State of Colorado with authorized capital stock consisting of (i) 100,000,000 shares of common stock, without par value ("Colorado Common Stock"), 3,398,496 shares of which are issued and outstanding as of the date hereof; (ii) 25,000,000 shares of class B common stock, without par value ("Colorado Class B Common Stock"), 11,349,666 shares of which are issued and outstanding as of the date hereof; and (iii) 20,000,000 shares of preferred stock, $.001 par value per share ("Colorado Preferred Stock"), (A) 4,001,334 shares of which are designated 5% Cumulative Convertible Series A Preferred Stock ("Colorado Series A Preferred Stock") and are issued and outstanding as of the date hereof and (B) 1,080,000 shares of which are designated 5% Cumulative Convertible Series B Preferred Stock ("Colorado Series B Preferred Stock") and are issued and outstanding as of the date hereof; the Colorado Common Stock, Colorado Class B Common Stock, Colorado Series A Preferred Stock and Colorado Series B Preferred Stock are sometimes collectively referred to herein as the "Colorado Capital Stock."

         C. The Board of Directors of CGH Colorado has determined that, for the purpose of effecting the reincorporation of CGH Colorado from the State of Colorado to the State of Delaware, it is advisable and in the best interests of CGH Colorado that CGH Colorado merge with and into CGH Delaware upon the terms and conditions provided herein.

         D. The respective Boards of Directors of the Constituent Corporations have approved this Agreement and the transactions contemplated hereby and have directed that this Agreement be submitted to a vote of their respective shareholders.

         NOW, THEREFORE, in consideration of the mutual agreements and covenants set forth herein and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, CGH Delaware and CGH Colorado hereby agree as follows:

         1.       MERGER

         1.1. The Merger. At the Effective Time (as defined in Section 1.2 hereof) and in accordance with the provisions of this Agreement, the Delaware General Corporation Law (the "DGCL") and the Colorado Business Corporation Act (the "CBCA"), CGH Colorado shall be merged with and into CGH Delaware (the "Merger"), the separate existence of CGH Colorado shall cease, CGH Delaware shall be, and is sometimes referred to herein as, the "Surviving Corporation," and the name of the Surviving Corporation shall be Capital Growth Holdings, Ltd.

         1.2. Filing and Effectiveness. The Merger shall become effective on the date and at the time all of the following actions shall have been completed (the "Effective Time"):

         (a) This Agreement and the Merger shall have been adopted and approved by the shareholders of each Constituent Corporation in accordance with the applicable requirements of the DGCL and the CBCA;

         (b) All of the conditions precedent to the consummation of the Merger specified in this Agreement shall have been satisfied or duly waived by the party entitled to satisfaction thereof;

         (c) An executed Articles of Merger or an executed counterpart of this Agreement meeting the requirements of the CBCA shall have been filed with the Secretary of State of the State of Colorado; and

         (d) An executed Certificate of Merger or an executed counterpart of this Agreement meeting the requirements of the DGCL shall have been filed with the Secretary of State of the State of Delaware.

         1.3. Effect of the Merger. From and after the Effective Time, the Surviving Corporation shall, without any further action, (i) possess all of the assets, rights, privileges, powers and franchises, and be subject to all of the obligations, liabilities, restriction, disabilities and duties, of each of the Constituent Corporations in the same manner, with respect to obligations, liabilities, restriction, disabilities and duties of CGH Colorado, as if CGH Delaware itself had incurred them, all as more fully provided under the applicable provisions of the DGCL and (ii) be subject to all actions previously taken by its and CGH Colorado's Board of Directors.


         2.  CHARTER DOCUMENTS, DIRECTORS AND OFFICERS

         2.1. Certificate of Incorporation and Bylaws. The Certificate of Incorporation and Bylaws of CGH Delaware as in effect immediately prior to the Effective Time shall continue in full force and effect as the Certificate of Incorporation and Bylaws of the Surviving Corporation until duly amended in accordance with the provisions thereof and applicable law.

         2.2. Directors and Officers. The directors and officers of CGH Colorado immediately prior to the Effective Time shall be the directors and officers of the Surviving Corporation, each to serve until their respective successors shall have been duly elected and qualified or as otherwise provided by law, the Certificate of Incorporation or the Bylaws of the Surviving Corporation.

         3.  MANNER OF CONVERSION AND STATUS OF CAPITAL STOCK

         3.1. Colorado Capital Stock. At the Effective Time, each share of Colorado Capital Stock issued and outstanding immediately prior thereto shall, without any further action, be converted into one fully paid and nonassessable share of Delaware Capital Stock in each case of the same respective type and with the same respective rights and privileges as were applicable thereto prior to the Effective Time, in each case to the extent such rights and privileges do not conflict with the Certificate of Incorporation of the Surviving Corporation or the DGCL.

         3.2. CGH Colorado Options, Stock Purchase Rights and Convertible and Exercisable Securities. At the Effective Time, the Surviving Corporation shall assume and continue the stock option plans and all other employee benefit plans of CGH Colorado as may be amended or repealed in accordance therewith. Each outstanding and unexercised option, or other right to purchase, or security convertible or exercisable into, Colorado Capital Stock shall become an option, or right to purchase, or a security convertible or exercisable into Delaware Capital Stock on the basis of one share of the Delaware Capital Stock for each share of Colorado Capital Stock issuable pursuant to any such option, stock purchase right or convertible or exercisable security, in each case on the same terms and conditions and at any exercise or conversion price per share equal to the exercise or conversion price per share applicable to any such CGH Colorado stock option, stock purchase right or other convertible or exercisable security immediately prior to the Effective Time.

         3.3. Delaware Capital Stock. At the Effective Time, each share of Delaware Capital Stock issued and outstanding immediately prior thereto shall, by virtue of the Merger and without any other action, be cancelled and returned to the status of authorized but unissued shares.

         3.4. Conversion of Certificates. At the Effective Time, each certificate representing issued and outstanding shares of Colorado Capital Stock shall be deemed to be a certificate representing the same type of shares of Delaware Capital Stock in an amount equal to the number of shares of Colorado Capital Stock represented by such certificate immediately prior to the Effective Time, in each case in accordance with Section 3.1 hereof.

         4.       GENERAL

         4.1. Covenants of CGH Delaware. CGH Delaware covenants and agrees that it will, on or before the Effective Time:

                  (a) Qualify to do business as a foreign corporation and appoint an agent for service of process in each state in which such qualification is necessary to conduct the business of the Surviving Corporation; and

                  (b) Take such actions as may be required by this Agreement, the CBCA and the DGCL in connection with the transactions contemplated hereby.

         4.2. Further Assurances. From time to time, as and when required by CGH Delaware or by its successors or assigns, there shall be executed and delivered on behalf of CGH Colorado such deeds and other instruments, and there shall be taken or caused to be taken by it such further and other actions as shall be appropriate or necessary in order to vest or perfect in, or conform of record or otherwise by, CGH Delaware the title to and possession of all the property, interests, assets, rights, privileges, immunities, powers, franchises and authority of CGH Colorado and otherwise to carry out the purposes of this Agreement, and the officers and directors of CGH Delaware are fully authorized in the name and on behalf of CGH Colorado or otherwise to take any and all such action and to execute and delivery any and all such deeds and other instruments.

         4.3. Abandonment. At any time before the Effective Time, this Agreement may be terminated and the Merger may be abandoned for any reason whatsoever by the Board of Directors of either CGH Colorado or of CGH Delaware, or of both, notwithstanding the approval of this Agreement by the shareholders of CGH Colorado or by the shareholders of CGH Delaware, or by both.

         4.4. Amendment. The respective Boards of Directors of the Constituent Corporations may amend this Agreement at any time prior to the filing of this Agreement or certificate in lieu thereof with the Secretary of State of the State of Delaware, provided that an amendment made subsequent to the adoption of this Agreement by the shareholders of either Constituent Corporation shall not:
(1) alter or change the amount or kind of shares, securities, cash, property and/or rights to be received in exchange for or on conversion of all or any of the shares of any class or series thereof of such Constituent Corporation, (2) alter or change any term of the Certificate of Incorporation of the Surviving Corporation to be effected by the Merger, or (3) alter or change any of the terms and conditions of this Agreement if such alteration or change would adversely affect the holders of any class or series of capital stock of either Constituent Corporation.

         4.5. Registered Office. The registered office of the Surviving Corporation in the State of Delaware is located at 1013 Centre Road, Wilmington, Delaware and Corporation Services Company is the registered agent of the Surviving Corporation at such address.

         4.6. Agreement. Executed copies of this Agreement will be on file at the principal place of business of the Surviving Corporation at 660 Steamboat Road, Greenwich, CT 06830 and copies thereof will be furnished to any stockholder of either Constituent Corporation, upon request and without cost.

         4.7. Governing Law. This Agreement shall in all respects be construed, interpreted and enforced in accordance with and governed by the laws of the State of Delaware and, so far as required, the merger provisions of the CBCA.

         4.8. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, this Agreement having first been approved by the resolutions of the respective Boards of Directors of CGH Delaware and CGH Colorado, is hereby executed on behalf of each of such two corporations and attested by their respective officers thereunto duly authorized.

                                CAPITAL GROWTH HOLDINGS, LTD.,
                                a Delaware corporation


                                By:  /s/ Ronald B. Koenig
                                         Ronald B. Koenig
                                         President and Chief Executive Officer

ATTEST:

By: /s/ Michael S. Jacobs
        Michael S. Jacobs
        Secretary


                                CAPITAL GROWTH HOLDINGS, LTD.,
                                a Colorado corporation

                                By:  /s/ Ronald B. Koenig
                                         Ronald B. Koenig
                                         President and Chief Executive Officer

ATTEST:

By: /s/ Michael S. Jacobs
        Michael S. Jacobs
        Secretary